As filed with the Securities and Exchange Commission on November 21, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

The Cooper Companies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	6140 Stoneridge Mall Road Suite 590 Pleasanton, California 94588 (Address of principal executive offices)	94-2657368 (I.R.S. Employer Identification Number)

Registrant’s telephone number including area code: (925) 460-3600

THE COOPER COMPANIES, INC.
1996 LONG TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
(Full title of the Plan)

CAROL R. KAUFMAN
Vice President of Legal Affairs, Secretary and
Chief Administrative Officer
THE COOPER COMPANIES, INC.
6140 Stoneridge Mall Road, Suite 590
Pleasanton, CA 94588
(925) 460-3600
(Name, address and telephone number, including area code, of agent for service)

Copies to:

LAURA GABRIEL, ESQ.
DEBORAH BRIONES, ESQ.
LATHAM & WATKINS
505 Montgomery Street, Suite 1900
San Francisco, CA 94111
(415) 391-0600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock $.10 par value	445,000	$57.30	$25,498,500	$2345.86

Preferred Stock Purchase Rights	445,000	(3)	(3)	(3)

(1)
This registration statement shall also cover any additional shares of common stock which become issuable under The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors by reason of any stock dividend, stock split, recapitalization or similar transaction effected without The Cooper Companies, Inc.’s receipt of consideration which would increase the number of outstanding shares of common stock, including the 100 percent stock dividend payable on November 22, 2002 to stockholders of record on November 14, 2002.

(2)
Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) (the average ($57.30) of the high ($58.35) and low ($56.25) prices for The Cooper Companies, Inc.’s common stock quoted on the New York Stock Exchange, Inc. on November 19, 2002).

(3)
Attached to and trading with each share of common stock is one right to purchase 1/100 of a share of Series A Junior Participating Preferred Stock. Value attributable to such preferred stock purchase rights, if any, is reflected in the market price of the common stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

By a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 28, 1996, Registration File No. 333-10997, The Cooper Companies, Inc., a Delaware corporation, previously registered 215,000 shares of common stock, par value $.10 per share, reserved for issuance from time to time in connection with The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, as amended. The plan has been amended by amendment number four dated October 24, 2000 to increase the number of shares issuable under the plan by 45,000 shares to 260,000 shares, and by amendment number five dated October 24, 2001 to increase the number of shares issuable under the plan by 400,000 shares to 660,000 shares. Under this registration statement, we are registering the additional 445,000 shares of the common stock issuable under the plan. The contents of the registration statement no. 333-10997 are incorporated by reference herein.

ITEM	3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission by The Cooper Companies, Inc. are incorporated by reference in this registration statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended October 31, 2001;

(b)	The portions of our Annual Report to Stockholders for the fiscal year ended October 31, 2001 that were incorporated by reference into our October 31, 2001 Form 10-K;

(c)	The portions of the Proxy Statement for our March 26, 2002 Annual Meeting of stockholders that were incorporated by reference into our October 31, 2001 Form 10-K;

(d)	Our Quarterly Reports on Form 10-Q for the periods ended January 31, 2002, April 30, 2002 and July 31, 2002;

(e)
Our Current Reports on Form 8-K filed on November 15, 2001, December 12, 2001, January 22, 2002, March 13, 2002, April 3, 2002, April 17, 2002, April 29, 2002, May 9, 2002, May 22, 2002, June 11, 2002, September 5, 2002, October 3, 2002, October 8, 2002, and November 6, 2002;

(f)	The description of our Common Stock contained in our registration statement on Form 8-A filed October 28, 1983; and

(g)	The description of the preferred stock purchase rights contained in our registration statement on Form 8-A filed November 3, 1997.

All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration

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statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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ITEM 8.	EXHIBITS

4.1
Restated Certificate of Incorporation, as partially amended, incorporated by reference to Exhibit 4(a) to The Cooper Companies, Inc.’s registration statement on Form S-3 (No. 33-17330) and Exhibits 19(a) and 19(c) to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1988.

4.2
Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

4.3	Certificate of Amendment of Certificate of Incorporation dated May 24, 2000, incorporated by reference to Exhibit 3.4 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

4.4
Certificate of Elimination of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. filed with the Delaware Secretary of State on October 30, 1997, incorporated by reference to Exhibit 4.1 on Form 10-K for fiscal year ended October 31, 1997.

4.5
Certificate of Designations of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc., incorporated by reference to Exhibit 4.0 to our Current Report on Form 8-K dated October 29, 1997.

4.6
Amended and Restated By-Laws of The Cooper Companies, Inc. dated December 16, 1999, incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

4.7
Rights Agreement, dated as of October 29, 1997, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.0 to The Cooper Companies, Inc.’s Current Report on Form 8-K dated October 29, 1997.

4.8	Amendment No. 1 to Rights Agreement dated September 26, 1998, incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K dated September 25, 1998.

4.9	The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, incorporated by reference to Appendix A to our Proxy Statement for our 1996 Annual Meeting of stockholders.

4.10
Amendment No. 1 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated October 10, 1996, incorporated by reference to Exhibit 10.14 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

4.11
Amendment No. 2 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated October 29, 1997, incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1997.

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4.12
Amendment No. 3 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated October 29, 1999, incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2001.

4.13
Amendment No. 4 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated October 24, 2000, incorporated by reference to Exhibit 10.16 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2001.

4.14
Amendment No. 5 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated October 24, 2001, incorporated by reference to Exhibit 10.17 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2001.

4.15	Amendment No. 6 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated November 4, 2002.

5.1	Opinion of Latham & Watkins.

23.1	Consent of KPMG LLP.

23.2	Consent of Latham & Watkins (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, The Cooper Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, California, on the 21st day of November, 2002.

THE COOPER COMPANIES, INC.

By:	/s/ CAROL R. KAUFMAN
Carol R. Kaufman Vice President of Legal Affairs, Secretary and Chief Administrative Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Carol R. Kaufman and Robert S. Weiss, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith or in connection with the registration of the common stock under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by or on behalf of the following persons in the capacities indicated on the 21st day of November 2002.

/s/ A. THOMAS BENDER (A. Thomas Bender)	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ ROBERT S. WEISS (Robert S. Weiss )	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ STEPHEN C. WHITEFORD (Stephen C. Whiteford)	Vice President and Corporate Controller (Principal Accounting Officer)

/s/ ALLAN E. RUBENSTEIN, M.D. (Allan E. Rubenstein, M.D.)	Vice Chairman of the Board of Directors

(Michael H. Kalkstein)	Director

/s/ Moses Marx (Moses Marx)	Director

/s/ DONALD PRESS (Donald Press)	Director

/s/ STEVEN ROSENBERG (Steven Rosenberg)	Director

/s/ STANLEY ZINBERG, M.D. (Stanley Zinberg, M.D.)	Director

THE COOPER COMPANIES, INC.

EXHIBIT INDEX

Description of Exhibit

4.1
Restated Certificate of Incorporation, as partially amended, incorporated by reference to Exhibit 4(a) to The Cooper Companies, Inc.’s registration statement on Form S-3 (No. 33-17330) and Exhibits 19(a) and 19(c) to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1988.

4.2
Certificate of Amendment of Restated Certificate of Incorporation dated September 21, 1995, incorporated by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

4.3	Certificate of Amendment of Certificate of Incorporation dated May 24, 2000, incorporated by reference to Exhibit 3.4 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2000.

4.4
Certificate of Elimination of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc. filed with the Delaware Secretary of State on October 30, 1997, incorporated by reference to Exhibit 4.1 on Form 10-K for fiscal year ended October 31, 1997.

4.5
Certificate of Designations of Series A Junior Participating Preferred Stock of The Cooper Companies, Inc., incorporated by reference to Exhibit 4.0 to our Current Report on Form 8-K dated October 29, 1997.

4.6
Amended and Restated By-Laws of The Cooper Companies, Inc. dated December 16, 1999, incorporated by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

4.7
Rights Agreement, dated as of October 29, 1997, between The Cooper Companies, Inc. and American Stock Transfer & Trust Company, incorporated by reference to Exhibit 4.0 to The Cooper Companies, Inc.’s Current Report on Form 8-K dated October 29, 1997.

4.8	Amendment No. 1 to Rights Agreement dated September 26, 1998, incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K dated September 25, 1998.

4.9	The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, incorporated by reference to Appendix A to our Proxy Statement for our 1996 Annual Meeting of stockholders.

4.10
Amendment No. 1 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated October 10, 1996, incorporated by reference to Exhibit 10.14 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1996.

4.11
Amendment No. 2 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated October 29, 1997, incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1997.

Description of Exhibit

4.12
Amendment No. 3 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated October 29, 1999, incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2001.

4.13
Amendment No. 4 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated October 24, 2000, incorporated by reference to Exhibit 10.16 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2001.

4.14
Amendment No. 5 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated October 24, 2001, incorporated by reference to Exhibit 10.17 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2001.

4.15	Amendment No. 6 to The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors, dated November 4, 2002.

5.1	Opinion of Latham & Watkins.

23.1	Consent of KPMG LLP.

23.2	Consent of Latham & Watkins (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this registration statement).